Exhibit 10.1

AMENDMENT TO CONVERTIBLE LOAN AGREEMENT

THIS AMMENDMENT NUMBER 1 dated May 11, 2022 (“Amendment”) to the CONVERTIBLE LOAN AGREEMENT ( “Agreement”) dated 21st day of April, 2022 (“Effective Date”), by Yehuda Nir (the “Lender”) and Orgenesis Inc. (“Borrower” and together with the Lenders, each a “Party” and together the “Parties”).

WHEREAS, the Lender leant to the Borrower, an amount of US$5,000,000 (the “Loan Amount”) pursuant to the terms of the Agreement;

AND WHEREAS the Parties have agreed to amend the terms of the Agreement,

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

(a)	Terms of Loan. The Maturity date of the loan will be extended to July 21, 2023
(b)	The Outstanding Amount may be prepaid by the Borrower at the Lender’s option, following any financing by Borrower pursuant to which gross proceeds to the Borrower exceed $13,125,000.

There are no changes to any other parts of the Agreement

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Convertible Loan Agreement as of the date first above written.

THE BORROWER

ORGENESIS INC.

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer
Address:	20271 Goldenrod lane
Germantown, Maryland, 20776 USA

LENDER

/s/ Yehuda Nir
Yehuda Nir